QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-124601) of KapStone Paper and Packaging Corporation, in the related Prospectus and in the Registration Statement (Form S-8 No. 333-141916) pertaining to the 2006 Incentive Plan, Registration Statement (Form S-8 No. 333-167181) pertaining to the Amended and Restated 2006 Incentive Plan, and in the Registration Statement (Form S-8 No. 333-163667) pertaining to the 2009 Employee Stock Purchase Plan of our reports dated March 9, 2012, with respect to the consolidated financial statements and schedule of KapStone Paper and Packaging Corporation and the effectiveness of internal control over financial reporting of KapStone Paper and Packaging Corporation, included in this Annual Report (Form 10-K) for the year-ended December 31, 2011.

/s/ Ernst & Young LLP

Chicago, Illinois
March 9, 2012

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM